UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

CLST HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DALLAS, Feb. 17 /PRNewswire-FirstCall/ — CLST Holdings, Inc. (“CLST”) (Pink Sheets: CLHI - News) announced today that it has cancelled its Annual Meeting of Stockholders scheduled for December 15, 2009.

On November 12, 2009, CLST and Red Oak Partners, LLC, Red Oak Fund, LP and Jeffrey S. Jones entered into a Second Stipulation and Order Setting and Regarding an Annual Meeting of Stockholders for CLST Holdings, Inc. (the “Stipulation”) providing, among other things for CLST to hold an Annual Meeting of Stockholders on December 15, 2009.  The Stipulation also provided that CLST would deliver to Red Oak a Notice of Annual Meeting which Red Oak would be entitled to distribute to CLST’s stockholders if CLST did not distribute that Notice of Annual Meeting on or before Decebmer 2, 2009.  CLST did not distribute the Notice of Annual Meeting to its stockholders on or before December 2, 2009.  On December 8, 2009, CLST was informed by counsel to Red Oak that Red Oak had distributed the Notice of Annual Meeting, but that the distribution was defective.  Red Oak’s counsel also informed CLST’s counsel that the Annual Meeting of Stockholders could not take place on December 15, 2009 because of the defective delivery of the Notice of Annual Meeting.

FOR MORE INFORMATION: The foregoing is not a solicitation of any proxy and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CLST. For more information regarding CLST, please refer to CLST’s revised preliminary proxy statement in connection with its 2009 Annual Meeting, which was filed with the SEC on October 19, 2009 and is available free of charge at the SEC’s Web site at www.sec.gov. CLST plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its next Annual Meeting. Investors and security holders are urged to read the revised preliminary proxy statement, the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that CLST files with the SEC at the SEC’s Web site at www.sec.gov. In addition, the definitive proxy statements and other documents filed by CLST with  the SEC may be obtained from CLST free of charge by directing a request to CLST’s proxy solicitation firm at Morrow & Co., 470 West Stamford, CT 06902.

CLST, its directors, executive officers and other member’s of management specified in Annex B to CLST’s revised preliminary proxy statement for the 2009 Annual Meeting are participants in the solicitation of CLST’s security holders in connection with its 2009 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in CLST’s revised preliminary proxy statement and definitive proxy statement, when it comes available. Stockholders may obtain information regarding the directors and officers in CLST’s Annual Report on Form 10-K for the year ended November 30, 2008, which was filed with the SEC on March 2, 2009 and amended on November 5, 2009.

This news release may contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.